UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Exhibits are filed herewith in connection with the issuance on June 29, 2015 by CorEnergy Infrastructure Trust, Inc. (the “Company”) of (i) 12,937,500 shares of the Company’s common stock (the “Common Stock”), and (ii) $115 million aggregate principal amount of 7.00% Convertible Senior Notes due 2020 (the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-198921).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Venable LLP as to the legality of the registered Common Stock

5.2	Opinion of Venable LLP as to the legality of the registered Notes

5.3	Opinion of Husch Blackwell LLP as to the legality of the registered Notes

23.1	Consent of Venable LLP (included in Exhibits 5.1 and 5.2)

23.2	Consent of Husch Blackwell LLP (included in Exhibit 5.3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 29, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Venable LLP as to the legality of the registered Common Stock

5.2	Opinion of Venable LLP as to the legality of the registered Notes

5.3	Opinion of Husch Blackwell LLP as to the legality of the registered Common Stock

23.1	Consent of Venable LLP (included in Exhibits 5.1 and 5.2)

23.2	Consent of Husch Blackwell LLP (included in Exhibit 5.3)